UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 6, 2006
THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	3
Item 9.01 Financial Statements and Exhibits	3
Signature Page	4
Exhibit Index	5
EX-99.1 Press Release of The Home Depot, Inc. Dated October 12, 2006

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 12, 2006, the Board of Directors of the Company elected Mr. Francis S. Blake to serve as the non-voting Vice Chairman of the Board on the recommendation of the Nominating and Corporate Governance Committee. Mr. Blake will not serve on any committee of the Board. Mr. Blake currently serves as the Company's Executive Vice President – Business Development & Corporate Operations.
     On October 12, 2006, the Company announced the appointment of Craig Menear, age 49, to the position of Senior Vice President — Merchandising. Mr. Menear’s appointment is subject to no fixed term.
     Mr. Menear has been with the Company since 1997. Since August 2003, he has served as Senior Vice President – Merchandising, Hardlines. From 1997 through August 2003, Mr. Menear served in various management and vice president level positions in the Company’s Merchandising department.
     Mr. Menear’s annual base salary will be $485,000, and he will also be entitled to participate in the Company’s Management Incentive Program, which provides an annual incentive target of up to 75% of his base salary, based on achieving established goals. Mr. Menear will also be eligible to participate in the Company’s Long-Term Incentive Plan, which provides an incentive target of 50% of his base salary, based on a three-year performance period that begins annually. In connection with his appointment, the Leadership Development and Compensation Committee (“LDCC”) approved a special grant of restricted shares having a value of $500,000 to Mr. Menear, effective at the next regularly scheduled meeting of the LDCC, which such shares will vest on the fifth anniversary of the grant date.
     In addition to benefits available to all salaried associates of the Company, Mr. Menear will continue to receive the following additional benefits consisting of (i) a $250,000 death benefit only insurance policy and (ii) a benefit allowance of $25,000 in the Company’s Supplemental Executive Choice Program (providing for the purchase of additional insurance or the reimbursement of financial services or healthcare expenses), including a payment to partially offset the tax on such amount.
     Upon termination of Mr. Menear’s employment by the Company, Mr. Menear is subject to confidentiality restrictions and non-compete and non-solicitation provisions during the 36-month period following the termination of his employment by the Company.
     On October 12, 2006, the Company also announced that Carl Liebert, Executive Vice President – Home Depot Stores, has resigned from the Company.
     A copy of this announcement is attached hereto as Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release of The Home Depot, Inc. Dated October 12, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.
By:	/s/ Frank L. Fernandez
	Name:	Frank L. Fernandez
	Title:	Executive Vice President, Secretary and General Counsel

Date: October 12, 2006

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of The Home Depot, Inc. Dated October 12, 2006